EXHIBIT 99.1

For Immediate Release	For more information:
	Contact:	Michael Doherty
	Phone:	949-673-1907
	Email:	mdoherty@trestlecorp.com

TRESTLE COMPLETES $4.5 MILLION PRIVATE PLACEMENT

IRVINE, Calif., August 12, 2004 – Trestle Holdings, Inc. (OTCBB:TLHO - News), a supplier of digital imaging and telemedicine applications, announced today it has completed its private placement of common stock and warrants, raising more than $4.5 million.  Proceeds from the offering will be used to support further development of Trestle’s products and services, provide growth resources to expand Trestle’s customer base, and for general working capital.  Participants in the private placement included Guild Investment Management, Emerson Investment Group, Asgard LTD, and DMG Capital Growth Fund.

“We are pleased that so many of our current investors chose to take advantage of this round of financing,” said Michael Doherty, Chairman of the Board.  “This support from our investors comes at an exciting time in our Company’s history, and signals that our investors share Trestle’s vision to transform the practice of pathology through the delivery of its digital imaging products and services.”

Mr. Doherty added, “Trestle has been capital constrained since the completion of the Company’s reorganization, and this lack of capital impacted the Company’s growth and development.  With the recent addition of a highly accomplished management team and an infusion of capital to take advantage of our leadership position in an emerging industry, we are now positioned to pursue an aggressive growth strategy.  July was a record month for sales bookings and we are confident that Trestle is establishing a strong foundation for future revenue growth.”

About Trestle Holdings, Inc.

Trestle Holdings, Inc. develops and sells digital imaging and telemedicine applications to the life sciences markets. The Company’s products, MedReach™, MedMicro and MedScan™, link dispersed users with each other, information databases, and analytical tools. This improved integration drives cost savings and process efficiencies, enables improved pre-clinical and clinical phases of research and development for new drugs, and enhances patient care.

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Trestle’s digital imaging products, MedMicro and MedScan, have the potential to transform the pathologist work environment by capturing digital images of tissue samples and enabling the sharing, archiving, and analysis of these images.  MedMicro, the Company’s live microscopy product, allows multiple physicians and scientists to remotely view, navigate, and share high fidelity microscope images at sub-micron resolution over standard Internet connections in real time. MedScan, the Company’s second generation imaging product, performs high-speed whole glass slide digitization.  MedScan facilitates image analysis, data management, digital workflow and data association applications for clinical and research customers. For example, for pharmaceutical companies, MedScan enables improvements to the pre-clinical and clinical phases of research and development through better capture, management and analysis of tissue sample information.

Telemedicine enables the remote delivery of patient care using integrated health information systems and telecommunications technologies.  Trestle’s integrated telemedicine product, MedReach, allows scientists, physicians and other medical professionals around the world to service more patients. MedReach uses proprietary software and standard computer and medical hardware to facilitate remote examination, diagnosis, and treatment of patients through real time integration of voice, video, medical devices, and patient data.

This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, our ability to expand our product offerings and any transition to new products, product quality and availability, any change in business conditions, changes in our sales strategy and product development plans, competitive pricing pressures, continued market acceptance of our products, name recognition of our products, delays in the development of new technology, intellectual property and proprietary rights may not be valid or infringe the rights of others, changes in customer buying pattern issues, one-time events and other important factors disclosed previously and from time to time in our filings with the Securities and Exchange Commission. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms “believes,” “belief,” “expects,” “plans,” “objectives,” “anticipates,” “intends,” “targets,” “projections,” or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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